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EXHIBIT 3.4

                                                  NUMBER: 311140
BRITISH COLUMBIA


                          CERTIFICATE

                              OF

                         CHANGE OF NAME

                          COMPANY ACT


                     I Hereby Certify that



         CONSOLIDATED GOLDEN UNICORN MINING CORPORATION



                has this day changed its name to


                    KIRKSTONE VENTURES LTD.


                    Issued under my hand at Victoria, British
                    Columbia on November 05, 1999




                                   /s/ John S. Powell
                                   JOHN S. POWELL

                                   Registrar Of Companies
                                   PROVINCE OF BRITISH COLUMBIA
                                   CANADA